Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2024 relating to the financial statements of PPL Electric Utilities Corporation, appearing in the Annual Report on Form 10-K of PPL Electric Utilities Corporation for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Morristown, New Jersey
February 16, 2024